DRAFT PRESS RELEASE - 6/9/08 7:39 AM

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Sean Mahoney
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Brandi Floberg
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FOR IMMEDIATE RELEASE

Sugarcane Ethanol Enterprise Stratos Renewables Announces
Additions to the Company’s Board of Directors and Executive Team

Los Angeles, CA and Lima, Peru - June 9, 2008 - Stratos Renewables Corporation (SRNW.OB), an emerging company developing a sugarcane ethanol project in South America, today announced the appointment of two new Board of Directors and three additions to the company’s Executive Team. All five were elected and ratified at the company’s recently held Board of Directors meeting in Lima, Peru on June 4.

Making today’s announcement, Stratos Chairman, Steve Magami, stated, “We are proud to announce that these distinguished leaders have joined our team. This is a milestone in our evolution as an emerging large scale, vertically integrated agro-industrial business.”

Joining Stratos as President is Tom Snyder, replacing Steve Magami who has served as interim President. Mr. Snyder is a veteran operating executive who has financed and run multiple companies on four continents. Also joining as Chief Strategy Officer is Sanjay Pai, who has extensive experience in the sugarcane ethanol business. Luis de las Casas has transitioned from a Director to full-time as Vice President. Luis is the former Vice Minister of Construction of Peru.

Joining the company's Board of Directors as Vice Chairman is Stephen Norris, founder of the Carlyle Group and former Board Member of the Federal Retirement Thrift Investment Board. Also joining the Board is Jose Gonzales, a former Under Secretary of the Navy (Peru) and U.S. Naval Academy graduate who’s earned post graduate degrees in ocean engineering and systems management from MIT.

“We’re very pleased with the organization we’re assembling,” continued Magami, “and we’ll be announcing the progress we’ve made in various areas of our business very soon. We look forward to accelerating progress now with these industry leaders on our team.”

Biographies

Stephen Norris, Vice Chairman, was a co-founder of The Carlyle Group and served as President of its management company for 10 years. Stephen played a major role in recruiting former President, George W. Bush, to serve as director of one of its portfolio companies in addition to enlisting former Secretary of State James Baker III and former Secretary of Defense Frank C. Carlucci to be senior partners of Carlyle. He was appointed by President George H. W. Bush to serve as one of five governing members of the $100 billion Federal Retirement System Thrift Investment Board.  He earned a BS and JD from the University of Alabama, was a fellow at Yale Law School and earned an LLM in Taxation from New York University.

Jose N.Gonzales, Director, has twenty seven years of managerial experience in industry, academia, and the Navy (recently retired as a Rear Admiral upper half), with past successful experience in planning, organizing, leading and supervising multi-party projects under cost and time constraints, enhancing teamwork, communication and creative problem solving skills.  He graduated from the U.S. Naval Academy in1979, with a B.Sc. in Naval Architecture. After a three-year sea duty, he attended MIT graduating with a Professional Degree in Ocean Engineering and a M.Sc. in Systems Management in 1984. After six years as Superintendent of Shipbuilding and Ship-repair at SIMA´s Naval Shipyard, he attended Harvard University graduating as an MPA in 1991. He was Under Secretary of the Navy (Peru) from 1998 until 1999 and Chairman of the Board of the Naval Retirement Fund from 2005 until 2007.

Tom Snyder, President, has overseen the execution of over 40 complex industrial projects (construction of fertilizer/ammonia/oil & gas/petro-chemical facilities) in over 20 countries, having a track record as CEO of companies with interests throughout the world. These companies have been well known for developing innovative means of financing and structuring complex transactions.  Tom has raised over $2 billion of equity & project finance debt and has successfully formed and managed joint ventures with governments, banks, insurance companies, OPIC, and global investment groups.

Sanjay Pai, Chief Strategy Officer, was a founding investor and director of Comanche Clean Energy, a Brazilian Sugarcane ethanol company. Sanjay has worked closely with Comanche management to raise over $200 million and build the company to buy 2 facilities and build one new state of the art facility. His involvement in the sugarcane industry dates back to the early 1990s when he advised a Brazilian sugar cooperative.  Along with English, he is fluent in Hindi, Italian, Portuguese, Spanish, and French.

Luis de las Casas, Vice President, has focused on a variety of key industrial efforts including key public and private sector relationships in Peru.  Luis has been involved in plant construction projects and is the former Vice Minister of Construction for Peru.

About Stratos Renewables Corporation

Stratos Renewables Corporation intends to be a vertically integrated sugarcane ethanol player in Peru, committed to becoming the lowest cost producer of ethanol globally. The company believes Peru's ideal growing conditions in the bare coastal desert, which allow for among the highest yields of sugarcane in the world, combined with the economic growth and expansion, illustrated by recent exponential growth in foreign direct investment, and GDP growth over the last five years, adds to Peru's promise as an attractive location for the development of sugarcane plantations and production of ethanol. Rating agency DBRS recently assigned investment-grade credit ratings to Peru's long-term foreign and local currency debt and, according to recent reports from several top financial institutions, the Free Trade Agreement struck between the US and Peru is expected to attract additional investment and contribute to continued economic growth.

For information about Stratos Renewables Corporation, please visit: www.stratosrenewables.com

About Ethanol

Recent studies have demonstrated that ethanol is a clean burning biofuel produced from renewable sources, and can be grown year after year. In its most basic sense, ethanol is a grain alcohol and can be produced from sources such as corn and sugar. Pure ethanol is normally not used as a replacement for gasoline, but the integration of percentages ranging from 2% to 85% ethanol into a gasoline supply has the potential to cut down on not only the amount of oil consumed, but also on the emissions generated by the burning of that fuel. Studies indicate that ethanol significantly reduces harmful exhaust emissions, which contribute to global warming. According to a recent United Nations report, biofuels will account for up to 25% of the world’s energy needs by 2025.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward-looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and Stratos Renewables Corporation assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Stratos Renewables Corporation believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Stratos Renewables Corporation’s periodic reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov.

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